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                                                                  EXHIBIT (a)(3)
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                         Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                                      of
                          Information Advantage, Inc.
                                      to
                      Sterling Software Acquisition Corp.
                         a wholly owned subsidiary of
                            Sterling Software, Inc.
                   (Not to Be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Information Advantage, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                       Harris Trust Company of New York

               By Mail:                      By Hand/Overnight Delivery:
          Wall Street Station                      Receive Window
             P.O. Box 1023                        Wall Street Plaza
     New York, New York 10268-1023           88 Pine Street, 19th Floor
                                              New York, New York 10005


                                 By Facsimile:
                                (212) 701-7636


  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.
                             Confirm by Telephone:
                                (212) 701-7624

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Sterling Software Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sterling Software, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated July 21, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Information Advantage, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.



                                           Name(s) of Record Holder(s):
 Number of Shares: _________________

                                           -----------------------------------


 Certificate Nos. (if available):
                                           -----------------------------------

 -----------------------------------                  Please Print
                                           Address(es): ______________________


 -----------------------------------
                                           -----------------------------------


 Check box of Shares will be               Area Code and Tel. No.:
 tendered by book-entry                    -----------------------------------
 transfer: [_]                                                        Zip Code

                                           -----------------------------------


 Account Number: ___________________       -----------------------------------


 Dated: ____________________  , 1999       Signature(s): _____________________


                                           -----------------------------------


                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________      ------------------------------------
                                                  Authorized Signature

 Address: ___________________________     ------------------------------------
                                                      Please Print

 ------------------------------------     ------------------------------------
                             Zip Code

 Area Code and Tel. No.: ____________     Dated: ______________________ , 1999

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
        SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.